Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Successor Auditor)

We consent to the incorporation by reference in Registration Statement No. 333-173727 on Form S-8 of NIKE, Inc of our report dated November 17, 2023 appearing in this Annual Report on Form 11-K of 401(K) Savings and Profit Sharing Plan for Employees of NIKE, Inc. for the year ended May 31, 2023.

/s/ Crowe LLP

Crowe LLP

New York, New York

November 17, 2023

17

Consent of Independent Registered Public Accounting Firm (Predecessor Auditor)

401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc.

Beaverton, Oregon

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173727) of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. of our report dated November 21, 2022, relating to the financial statements of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. which appear in this Form 11-K for the year ended May 31, 2022.

/s/ BDO USA, P.C.

Seattle, Washington

November 17, 2023

18